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DYNEGY HOLDINGS INC.
COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                                                          (in 000s, except ratio)
                                                                                 3/31/2001
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Computation of Earnings:
 Pre-tax income from continuing operations                                         186,163
 Undistributed income from equity investees                                         24,706
                                                                                  --------
  Computed Earnings                                                               $161,457
                                                                                  --------
Fixed Charges:
 Interest costs:
   Expensed                                                                         27,654
   Capitalized                                                                       5,820
 Minority interest in income of a subsidiary                                         4,158
 Amortization of interest rate hedges                                                  613
 Amortization of financing costs                                                       971
 Rental expense representative of interest factor                                   13,916
                                                                                  --------
   Total fixed charges                                                            $ 53,132
                                                                                  --------
 Earnings before income taxes and fixed charges                                   $208,769
                                                                                  ========
 Ratio of earnings to fixed charges                                                   3.93
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